Exhibit 99.1

September 9, 2022

Dear Stockholder:

I am pleased to announce that Tuesday Morning Corporation (the “Company”) has entered into an agreement (the “Note Purchase Agreement”) with (i) a special purpose entity (the “SPV”) formed by Retail Ecommerce Ventures LLC (“REV”) and Ayon Capital L.L.C. and (ii) certain members of our management team (collectively, the “Purchasers”) for a financing of $35.0 million (the “Private Placement”). Pursuant to the Note Purchase Agreement, the Purchasers will purchase $35.0 million of convertible debt securities of a wholly owned subsidiary of the Company (the “Borrower”) that are exchangeable for shares of the Company’s common stock.

REV, founded by Alex Mehr and Tai Lopez in 2019, has significant experience acquiring and rebranding retail brands as successful ecommerce platforms, including Pier 1, Radio Shack, Dressbarn and Stein Mart. In connection with the transaction, REV has agreed to support the Company’s product offerings and store operations through a licensing agreement with Pier 1 to introduce the Pier 1 brand and select products at Tuesday Morning store locations and through Tuesday Morning’s new ecommerce platform. In addition, REV has agreed to provide expertise, infrastructure, ecommerce software and a fulfilment network to launch and operate the Company’s digital platform and optimize digital marketing and traffic.

We believe this transaction will strengthen our financial position and provide sufficient liquidity to execute on our plan and elevate our offering for customers. The transaction is expected to close on or about September 19, 2022. The closing of the transaction is subject to the satisfaction of certain conditions. There can be no assurances that the transaction will be consummated.

Background

Since the Company’s emergence from Chapter 11 bankruptcy proceedings on December 31, 2020, our results of operations have been negatively impacted by a variety of factors, including pandemic-related disruptions to supply chains and higher supply chain costs resulting from higher freight costs and other supply chain conditions, and reduced store traffic and sales as a result of increased fuel prices. In May 2022, we entered into new revolving credit and term loan facilities to bolster our liquidity.

Since May 2022, the Company has experienced a rapid deterioration in its financial condition. As previously disclosed, in July 2022, the Company entered into an amendment to accelerate the borrowing of an additional $5 million under its term loan facilities. The Company also has engaged in an extensive process over the last three months to obtain additional financing to support the Company’s capital needs.

On September 9, 2022, the Company entered into the Note Purchase Agreement. Under the terms of the Note Purchase Agreement, the SPV will purchase (i) $7.5 million in aggregate principal amount of FILO C Term Loan Notes, and (ii) $24.5 million in aggregate principal amount of junior secured convertible notes (the “Convertible Notes”), and members of our management team will purchase $3.0 million in aggregate principal amount of the Convertible Notes.

The FILO C Term Loan Notes and the Convertible Notes (together, the “Convertible Debt”) will be exchangeable for shares of the Company’s common stock at a conversion price of $0.077 per share. Accordingly, 454,545,454 shares of the Company’s common stock would be issuable upon exchange in full of the Convertible Debt to be purchased by the Purchasers. Because the Company does not currently have a sufficient number of authorized and unreserved shares of common stock to issue upon exchange of the Convertible Debt, as described below only a portion of the Convertible Debt can be immediately exchanged into common stock. The remaining portion of the Convertible Debt cannot be exchanged into common stock unless and until the Company’s certificate of incorporation is amended to increase the number of authorized shares of common stock to permit such conversion or provide for a reverse stock split of the common stock.

The Convertible Debt will be subject to customary anti-dilution adjustments for structural events, such as splits, distributions, dividends or combinations, and customary anti-dilution protections with respect to issuances of equity securities at a price below the applicable exchange price of the Convertible Debt. A portion of the Convertible Debt to be issued to the SPV may be immediately exchanged for up to 90 million shares of the Company’s common stock. Based upon the number of shares of common stock currently outstanding, upon immediate exchange of a portion of the Convertible Debt for the 90 million shares, the SPV would own a majority of the Company’s outstanding common stock and would accordingly have the ability to approve the increase in authorized shares or provide for a reverse stock split of the common stock in each case to permit an exchange in full of the remaining Convertible Debt. Upon exchange in full of the Convertible Debt, the SPV would hold approximately 75% of, and the Purchasers collectively would hold approximately 81% of, the total diluted voting power of the Company’s common stock (not including any additional Convertible Debt that may be issued if the Borrower elects to make in-kind payments of interest as permitted during the two-year period following closing of the Private Placement).

The purchasers of the Convertible Debt will receive customary shelf registration, piggyback and demand registration rights with respect to the resale of shares of the Company’s common stock acquired upon exchange of the Convertible Debt.

Following the closing of the Private Placement, the Company’s board of directors will be reconstituted as a nine member board. The Company’s board of directors will include five directors to be designated by the SPV (subject to satisfaction of applicable Nasdaq listing requirements), three additional independent directors and Fred Hand, the Company’s chief executive officer. The five directors designated by the SPV and the three additional independent directors must be reasonably acceptable to the Company.

Further details regarding the terms and conditions of the Private Placement are set forth in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 9, 2022.

The securities described in this letter have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold unless registered under the Securities Act or unless an exemption from registration is available. This letter shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of securities in any state in which such offer, solicitation or sale would be unlawful.

Notice of Nasdaq Exception

The Nasdaq Stock Market rules would normally require stockholder approval prior to closing the Private Placement; however, we requested and have received a financial viability exception to the stockholder approval requirement pursuant to Nasdaq Stock Market Rule 5635(f). The financial viability exception allows an issuer to issue securities upon prior written application to Nasdaq when the delay in securing stockholder approval of such issuance would seriously jeopardize the financial viability of the company.

As required by Nasdaq rules, the Company’s Audit Committee, which is comprised solely of independent and disinterested directors, expressly approved reliance on the financial viability exception in connection with the Private Placement and related transactions. The Company is mailing this letter to stockholders not later than ten days prior to the anticipated closing of the Private Placement to alert you that the Company will not seek, and will not be required to seek, the stockholder approval that would otherwise be required under applicable Nasdaq Stock Market rules with respect to the Private Placement and related transactions. In addition to this letter, the Company has issued a press release publicly announcing the Private Placement and has filed a Current Report on Form 8-K with the SEC. For copies of the definitive agreements relating to the transaction, as well as information on related developments, please review our SEC filings, which are available at www.sec.gov.

Thank you for your continued support as we embark on this exciting next chapter.

Sincerely,

/s/ Fred Hand
Fred Hand
Chief Executive Officer
Tuesday Morning Corporation

Cautionary Notice Regarding Forward-Looking Statements

This letter contains forward-looking statements, which are based on management’s current expectations, estimates and projections. Forward-looking statements include statements regarding the closing and projected benefits of the financing transactions described in this letter and the Company’s liquidity and capital resources. The forward-looking statements in this letter are subject to risks and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements.

These risks and uncertainties include, but are not limited to, the following: any inability to satisfy the conditions to closing of the financing transactions described in this letter or failure of the purchasers to purchase the securities to be issued thereunder; any inability to effectively launch our proposed ecommerce platform or to realize anticipated benefits from the proposed Pier 1 licensing arrangement; the effects and length of the COVID-19 pandemic; changes in economic and political conditions which may adversely affect consumer spending, including current inflationary pressures; our ability to identify and respond to changes in consumer trends and preferences; our ability to mitigate reductions of customer traffic in shopping centers where our stores are located; increases in the cost or a disruption in the flow of our products, including the extent and duration of the ongoing impacts to domestic and international supply chains from the COVID-19 pandemic; impacts to general economic conditions and supply chains from the disruption in Europe; impacts of inflation and increasing interest rates; our ability to continuously attract buying opportunities for off-price merchandise and anticipate consumer demand; our ability to obtain merchandise on varying payment terms; our ability to successfully manage our inventory balances profitably; our ability to effectively manage our supply chain operations; loss of, disruption in operations of, or increased costs in the operation of our distribution center facility; our ability to generate sufficient cash flows, maintain compliance with our debt agreements and continue to access the capital markets; unplanned loss or departure of one or more members of our senior management or other key management; increased or new competition; our ability to maintain and protect our information technology systems and technologies and related improvements to support our growth; increases in fuel prices and changes in transportation industry regulations or conditions; changes in federal tax policy including tariffs; the success of our marketing, advertising and promotional efforts; our ability to attract, train and retain quality employees in appropriate numbers, including key employees and management; increased variability due to seasonal and quarterly fluctuations; our ability to protect the security of information about our business and our customers, suppliers, business partners and employees; our ability to comply with existing, changing and new government regulations; our ability to manage risk to our corporate reputation from our customers, employees and other third parties; our ability to manage litigation risks from our customers, employees and other third parties; our ability to manage risks associated with product liability claims and product recalls; the impact of adverse local conditions, natural disasters and other events; our ability to manage the negative effects of inventory shrinkage; our ability to manage exposure to unexpected costs related to our insurance programs; increased costs or exposure to fraud or theft resulting from payment card industry related risk and regulations; our ability to meet all applicable requirements for continued listing of our common stock on The Nasdaq Stock Market, including the minimum bid requirement of $1.00 per share; our ability to maintain an effective system of internal controls over financial reporting; and other risks and uncertainties more fully described in Item 1A Risk Factors in our Annual Report on Form 10-K for the year ended June 30, 2021 and our Quarterly Report on Form 10-Q for the quarter ended April 2, 2022. Except as may be required by law, the Company disclaims obligations to update any forward-looking statements to reflect events and circumstances after the date on which the statements were made or to reflect the occurrence of unanticipated events.

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